================================================================================

                                CREDIT AGREEMENT
                                   (FIVE YEAR)

                                      among


                                 CONECTIV, INC.
                            (to be renamed Conectiv)


                               The Several Lenders
                        from Time to Time Parties Hereto,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY,
                              as Syndication Agent,

                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                             as Administrative Agent



                          Dated as of February 4, 1998

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                      Page
                                                                      ----

SECTION 1.  DEFINITIONS..................................................1
         1.1  Defined Terms..............................................1
         1.2  Other Definitional Provisions.............................15

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.............................15
         2.1  Revolving Credit Commitments..............................15
         2.2  Procedure for Revolving Credit Borrowing..................15
         2.3  Commitment Fee............................................16
         2.4  Termination or Reduction of Commitments...................16
         2.5  Repayment of Loans; Evidence of Debt......................16
         2.6  Optional Prepayments......................................17
         2.7  Conversion and Continuation Options.......................17
         2.8  Minimum Amounts and Maximum Number of Tranches............18
         2.9  Interest Rates and Payment Dates..........................18
         2.10  Computation of Interest and Fees.........................19
         2.11  Inability to Determine Interest Rate.....................19
         2.12  Pro Rata Treatment and Payments..........................20
         2.13  Illegality...............................................21
         2.14  Requirements of Law......................................21
         2.15  Taxes....................................................22
         2.16  Indemnity................................................23
         2.17  Change of Lending Office.................................24
         2.18  Extension of Maturity Date...............................24
         2.19      Telephonic Notices...................................25

SECTION 3.  LETTERS OF CREDIT...........................................26
         3.1  L/C Commitment............................................26
         3.2  Procedure for Issuance of Letters of Credit...............27
         3.3  Fees and Other Charges....................................27
         3.4  L/C Participations........................................27
         3.5  Reimbursement Obligation of the Borrower..................28
         3.6  Obligations Absolute......................................29
         3.7  Letter of Credit Payments.................................29
         3.8  Application...............................................29

                                                                      Page
                                                                      ----

SECTION 4.  REPRESENTATIONS AND WARRANTIES..............................30
         4.1  Financial Condition.......................................30
         4.2  No Change.................................................31
         4.3  Corporate Existence; Compliance with Law..................31
         4.4  Corporate Power; Authorization; Enforceable Obligations...31
         4.5  No Legal Bar..............................................32
         4.6  No Material Litigation....................................32
         4.7  Ownership of Property; Liens..............................32
         4.8  Taxes.....................................................32
         4.9  Federal Regulations.......................................33
         4.10  ERISA....................................................33
         4.11  Investment Company Act...................................33
         4.12  Purpose of Loans.........................................33
         4.13  Environmental Matters....................................33

SECTION 5.  CONDITIONS PRECEDENT........................................34
         5.1  Conditions to Effectiveness...............................34
         5.2  Conditions to Initial Extension of Credit.................35
         5.3  Conditions to Each Extension of Credit....................35

SECTION 6.  AFFIRMATIVE COVENANTS.......................................36
         6.1  Financial Statements......................................36
         6.2  Certificates; Other Information...........................37
         6.3  Payment of Obligations....................................37
         6.4  Conduct of Business and Maintenance of Existence..........38
         6.5  Maintenance of Property; Insurance........................38
         6.6  Inspection of Property; Books and Records; Discussions....38
         6.7  Notices...................................................38
         6.8  Investment Strategy.......................................39
         6.9  Termination of Existing Bank Credit Agreements............39

SECTION 7.  NEGATIVE COVENANTS..........................................39
         7.1  Maintenance of Indebtedness to Capitalization Ratio.......39
         7.2  Limitation on Liens.......................................39
         7.3  Limitation on Fundamental Changes.........................40
         7.4  Limitation on Sale of Assets..............................41
         7.5  Maintenance of Aggregate Availability.....................41

SECTION 8.  EVENTS OF DEFAULT...........................................41

                                                                      Page
                                                                      ----

SECTION 9.  THE AGENTS..................................................45
         9.1  Appointment; Nature of Relationship.......................45
         9.2  Powers....................................................45
         9.3  General Immunity..........................................45
         9.4  No Responsibility for Loans, Recitals, etc................45
         9.5  Action on Instructions of Lenders.........................46
         9.6  Employment of Administrative Agents and Counsel...........46
         9.7  Reliance on Documents; Counsel............................46
         9.8  Administrative Agent's Reimbursement and Indemnification..46
         9.9  Notice of Default.........................................47
         9.10  Rights as a Lender.......................................47
         9.11  Lender Credit Decision...................................47
         9.12  Successor Administrative Agent...........................48
         9.13  Administrative Agent's Fee...............................48
         9.14  Delegation to Affiliates.................................48
         9.15  The Syndication Agent, the Documentation Agent
                and the Arrangers.......................................49

SECTION 10.  MISCELLANEOUS..............................................49
         10.1  Amendments and Waivers...................................49
         10.2  Notices..................................................49
         10.3  No Waiver; Cumulative Remedies...........................50
         10.4  Survival of Representations and Warranties...............50
         10.5  Payment of Expenses and Taxes............................50
         10.6  Successors and Assigns; Participations and Assignments...51
         10.7  Adjustments; Set-off.....................................53
         10.8  Counterparts.............................................54
         10.9  Severability.............................................54
         10.10  Integration.............................................54
         10.11  GOVERNING LAW...........................................54
         10.12  Submission To Jurisdiction; Waivers.....................54
         10.13  Nonliability of Lenders.................................55
         10.14  WAIVERS OF JURY TRIAL...................................55
         10.15  Confidentiality.........................................55

SCHEDULES
---------

I         Commitments
II        Existing L/Cs
III       Pennsylvania Transition Bond Statute
4.4       Consents
5.2(b)    Terminating Agreements
6.9       Continuing Agreements
7.2       Liens

EXHIBITS
--------

A         Form of Note
B         Form of Extension Request
C         Form of Opinion of General Counsel to the Borrower
D         Form of Assignment and Acceptance
E         Form of Confidentiality Agreement

      CREDIT AGREEMENT (Five Year), dated as of February 4, 1998, among CONECTIV, INC. (to be renamed Conectiv), a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to
 --------
time parties to this Agreement (the "Lenders"), Canadian Imperial Bank of
                                     -------
Commerce, New York Agency, as Syndication Agent, First Union National Bank, as Documentation Agent and The First National Bank of Chicago, as Administrative Agent.

      The parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

             1.1 Defined Terms. As used in this Agreement, the following terms
                 -------------
shall have the following meanings:

            "ABR": for any day, a rate of interest per annum equal to the higher
             ---
      of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

            "ABR Loans": Loans the rate of interest applicable to which is based
             ---------
      upon the ABR.

            "ACE": Atlantic City Electric Company, a New Jersey corporation.
             ---

            "Administrative Agent": The First National Bank of Chicago in its
             --------------------
      capacity as contractual representative of the Lenders pursuant to Section 9, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Section 9.

            "Administrative Questionnaire": an Administrative Questionnaire
             ----------------------------
      completed by a Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent.

            "AEI": Atlantic Energy, Inc., a New Jersey corporation.
             ---

            "Affiliate": as to any Person, any other Person (other than a
             ---------
      Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Aggregate Availability": at any time, (a) the sum of (i) the
             ----------------------
      aggregate amount of Commitments and (ii) the aggregate amount of the Commitments (as defined therein) under the Other Credit Agreement minus
      (b) the sum of (i) the aggregate amount of the Loans and L/C Obligations then outstanding, (ii) the aggregate amount of the Loans (as defined therein) and L/C Obligations (as defined therein) then outstanding under the

      Other Credit Agreement and (iii) the aggregate principal amount of commercial paper of the Borrower and its Subsidiaries then outstanding.

            "Aggregate Outstanding Extensions of Credit": as to any Lender at
             ------------------------------------------
      any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

            "Agreement": this Credit Agreement, as amended, supplemented or
             ---------
      otherwise modified from time to time.

            "Applicable Margin": with respect to each Type of Revolving Credit
             -----------------
      Loan, for any day, the rate per annum set forth below, under the column applicable to such Type, opposite the Rating in effect on such day:


=========================================================================================================
                                                         Applicable Margin
                                                         -----------------
             Rating                                         Eurodollar                    C/D
             ------
         (S&P/Moody's)                ABR Loans                Loans                   Rate Loans
         -------------                ---------                -----                   ----------
=========================================================================================================
            Level 1
            -------
         at least A+/A1                   0%                            0.275%                    0.400%
---------------------------------------------------------------------------------------------------------
            Level 2
            -------
        less than A+/A1;
         at least A-/A3                           0                      0.325                     0.450
---------------------------------------------------------------------------------------------------------
            Level 3
            -------
        less than A-/A3;
       at least BBB+/Baa1                         0                      0.400                     0.525
---------------------------------------------------------------------------------------------------------
            Level 4
            -------
      less than BBB+/Baa1;
       at least BBB/Baa2                          0                      0.500                     0.625
---------------------------------------------------------------------------------------------------------
            Level 5
            -------
       less than BBB/Baa2                         0                      0.650                     0.775
=========================================================================================================

            "Application": an application, in such form as the Issuing Bank may
             -----------
      specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

            "Arrangers": First Chicago Capital Markets, Inc., a Delaware
             ---------
      corporation, and its successors and CIBC, and its successors.

            "Assignee": as defined in subsection 10.6(c).
             --------

            "Available Commitment": as to any Lender, at any time, an amount
             --------------------
      equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit.

            "Borrower": as defined in the preamble hereto.
             --------

      "Borrowing Date": any Business Day specified in a notice pursuant to
       --------------
subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

      "Business Day": (i) with respect to any borrowing, payment or rate
       ------------
selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Capital Stock": any and all shares, interests, participations or other
       -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "C/D Assessment Rate": for any day as applied to any C/D Rate Loan, the
       -------------------
annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a
 ----
comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

      "C/D Base Rate": with respect to each day during each Interest Period
       -------------
pertaining to a C/D Rate Loan, the rate of interest per annum determined by the Administrative Agent to be the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the average rate bid at 9:00 A.M., New York City time, or as soon thereafter as practicable, on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value from such Reference Lender of its certificates of deposit in an amount comparable to the C/D Rate Loan of such Reference Lender to which such Interest Period applies and having a maturity comparable to such Interest Period.

      "C/D Rate": with respect to each day during each Interest Period
       --------
pertaining to a C/D Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                          C/D Base Rate         + C/D Assessment Rate
                  ----------------------------
                  1.00 - C/D Reserve Percentage


      "C/D Rate Loans": Loans the rate of interest applicable to which is based
       --------------
upon the C/D Rate.

      "C/D Reserve Percentage": for any day as applied to any C/D Rate Loan,
       ----------------------
that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a
                 -----
Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity comparable to the Interest Period for such C/D Rate Loan.

      "CIBC": Canadian Imperial Bank of Commerce, New York Agency in its
       ----
individual capacity, and its successors.

      "Closing Date": the date on which the conditions precedent set forth in
       ------------
subsection 5.2 shall be satisfied.

      "Commitment": as to any Lender, the obligation of such Lender to make
       ----------
Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I.

      "Commitment Expiration Date": as defined in subsection 2.18(a).
       --------------------------

      "Commitment Fee Rate": for any day, the rate per annum set forth below
       -------------------
opposite the Rating in effect on such day:

      ===========================================================
                    Rating                     Commitment
                    ------                     ----------
                (S&P/Moody's)                   Fee Rate
                                                --------
      ===========================================================
                  Level 1
                  -------
               at least A+/A1                            0.1000%
      -----------------------------------------------------------
                  Level 2
                  -------
              less than A+/A1;
               at least A-/A3                             0.1250
      -----------------------------------------------------------
                  Level 3
                  -------
              less than A-/A3;
             at least BBB+/Baa1                           0.1500
      -----------------------------------------------------------
                  Level 4
                  -------
            less than BBB+/Baa1;
             at least BBB/Baa2                            0.1875
      -----------------------------------------------------------
                  Level 5
                  -------
             less than BBB/Baa2                           0.2500
      ===========================================================

      "Commitment Percentage": as to any Lender at any time, the percentage
       ---------------------
which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans and participations in L/C Obligations then outstanding constitutes of the aggregate principal amount of the Loans and L/C Obligations then outstanding).

      "Commitment Period": the period from and including the date hereof to but
       -----------------
not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

      "Commonly Controlled Entity": an entity, whether or not incorporated,
       --------------------------
which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

      "Consolidated Total Indebtedness": at any date of determination, the sum
       -------------------------------
of (a) all then outstanding Indebtedness of the Borrower and its Subsidiaries plus (b) all Guarantee Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of Persons other than the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP; provided,
                                                                   --------
that any Nonrecourse Transition Bond Debt shall be excluded in determining Consolidated Total Indebtedness.

      "Consolidated Total Capitalization": at any date of determination with
       ---------------------------------
respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (i) the amount classified as common shareholders' equity for purposes of balance sheet presentation in accordance with GAAP, plus (ii) the amount classified as preferred stock for purposes of
           ----
balance sheet presentation in accordance with GAAP, plus (iii) Consolidated
                                                    ----
Total Indebtedness, less (iv) unamortized capital stock expenses.
                    ----

      "Contractual Obligation": as to any Person, any provision of any security
       ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Corporate Base Rate": a rate per annum determined by the Administrative
       -------------------
Agent to be the arithmetic average of the respective corporate base or prime rates of interest, as the case may be, announced by the Reference Lenders from time to time, changing when and as such corporate base or prime rates change (the corporate base and prime rates identified above not being intended to be the lowest rates of interest charged by the Reference Lenders in connection with extensions of credit to debtors).

      "Default": any of the events specified in Section 8, whether or not any
       -------
requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Delmarva": Delmarva Power & Light Company, a Delaware and Virginia
       --------
corporation.

      "Dollars" and "$": dollars in lawful currency of the United States of
       -------       -
America.

      "Domestic Dollar Loans": the collective reference to C/D Rate Loans and
       ---------------------
ABR Loans.

      "Effective Date": the date on which the conditions precedent set forth in
       --------------
subsection 5.1 shall be satisfied.

      "Environmental Laws": any and all federal, state, local and foreign
       ------------------
statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended
       -----
from time to time.

      "Eurocurrency Reserve Requirements": for any day as applied to a
       ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

      "Eurodollar Base Rate": with respect to each day during each Interest
       --------------------
Period pertaining to a Eurodollar Loan, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent form time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar
                                                                  ----------
Base Rate" with respect to such Eurodollar Loan for such Interest Period shall
---------
be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which the principal London office of such Reference Lender offers to place Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period with first-class banks in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

      "Eurodollar Loans": Loans the rate of interest applicable to which is
       ----------------
based upon the Eurodollar Rate.

      "Eurodollar Rate": with respect to each day during each Interest Period
       ---------------
pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                 Eurodollar Base Rate
      ----------------------------------------
      1.00 - Eurocurrency Reserve Requirements

      "Event of Default": any of the events specified in Section 8, provided
       ----------------                                             --------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Existing L/C": each letter of credit listed on Schedule II.
       ------------

      "Federal Funds Effective Rate": for any day, an interest rate per annum
       ----------------------------
equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

      "Financing Lease": any lease of property, real or personal, the
       ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

      "First Chicago": The First National Bank of Chicago in its individual
       -------------
capacity, and its successors.

      "Five-Year Projections": as defined in subsection 4.1(c).
       ---------------------

      "GAAP": generally accepted accounting principles in the United States of
       ----
America in effect from time to time.

      "Governmental Authority": any nation or government, any state or other
       ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any
       --------------------                          -------------------
obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
                           -------------------
"primary obligor") in any manner, whether directly or indirectly, including,
 ---------------
without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "Hazardous Materials" means all explosive or radioactive substances or
       -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Indebtedness": of any Person at any date, (a) all indebtedness of such
       ------------
Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

      "Insolvency": with respect to any Multiemployer Plan, the condition that
       ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.
       ---------

      "Intangible Transition Property": assets that are of a type similar to
       ------------------------------
those described as "intangible transition property" in the Pennsylvania Transition Bond Statute and that are described in a public utility law applicable to the Borrower or any of its Subsidiaries adopted subsequent to the date hereof.

      "Interest Payment Date": (a) as to any ABR Loan, the last day of each
       ---------------------
March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less and any C/D Rate Loan having an Interest Period of 90 days or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan or C/D Rate Loan having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

      "Interest Period": (a) with respect to any Eurodollar Loan:
       ---------------

            (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

and (b) with respect to any C/D Rate Loan:

            (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

            (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (2) if any Interest Period pertaining to a C/D Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

            (3) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

            (4) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (5) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or C/D Rate Loan during an Interest Period for such Loan.

            "Investment Strategy": as defined in subsection 5.1(g).
             -------------------

            "Issuing Bank": (a) in the case of the first Letter of Credit issued
             ------------
hereunder (other than an Existing L/C) and every second Letter of Credit issued hereunder thereafter, CIBC, Inc., in its capacity as issuer of such Letters of Credit, (b) in the case of the second Letter of Credit issued hereunder and every second Letter of Credit issued hereunder thereafter, First Chicago, in its capacity as issuer of such Letters of Credit and (c) in the case of each Existing L/C, the issuer thereof listed opposite such Existing L/C on Schedule II.

            "L/C Commitment": $300,000,000.
             --------------

            "L/C Fee Payment Date": the last day of each March, June, September
             --------------------
and December and the last day of the Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a)
             ---------------
the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

            "L/C Participants": the collective reference to all the Lenders
             ----------------
other than, in the case of any Letter of Credit, the applicable Issuing Bank.

            "Lender": as defined in the preamble hereto.
             ------

            "Letters of Credit": as defined in subsection 3.1(a).
             -----------------

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit
             ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.
             ----

            "Loans": as defined in subsection 2.1.
             -----

            "Loan Documents": this Agreement, any Notes and the Applications.
             --------------

            "Majority Lenders": at any time, Lenders the Commitment Percentages
             ----------------
of which aggregate more than 50%.

            "Material Adverse Effect": a material adverse effect on (a) the
             -----------------------
financial condition, results of operations, assets or business of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Merger": the transactions described in the Borrower's
             ------
Application-Declaration on Form U-1, as amended, filed with the Securities and Exchange Commission under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended, seeking approvals relating to the acquisition by the Borrower of securities of Delmarva and merger into the Borrower of Atlantic Energy, Inc., a New Jersey corporation and parent of ACE, and for other related transactions.

            "Moody's": Moody's Investors Service, Inc.
             -------

            "Multiemployer Plan": a Plan which is a multiemployer plan as
             ------------------
defined in Section 4001(a)(3) of ERISA.

            "Non-Excluded Taxes": as defined in subsection 2.15.
             ------------------

            "Nonrecourse Transition Bond Debt": obligations evidenced by
             --------------------------------
Transition Bonds rated investment grade or better by S&P or Moody's, representing a securitization of Intangible Transition Property as to which obligations neither the Borrower nor any Subsidiary of the Borrower (other than a Special Purchase Subsidiary) has any direct or indirect liability (whether as primary obligor, guarantor, or surety, provider of collateral security, put option, asset repurchase agreement or capital maintenance agreement, debt subordination agreement, or through other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any such obligations in whole or in part), except for liability to repurchase Intangible Transition Property conveyed to the securitization vehicle, on terms and conditions customary in receivables securitizations, in the event such Intangible Transition Property violates representations and warranties of scope customary in receivables securitizations.

            "Note": as defined in subsection 2.5(e).
             ----

      "Objecting Lender": as defined in subsection 2.18(a).
       ----------------

      "Obligations": all unpaid principal of and accrued and unpaid interest on
       -----------
the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

      "Other Credit Agreement": the Credit Agreement (364-Day), dated as of the
       ----------------------
date hereof, among the Borrower, the several lenders from time to time parties thereto, Canadian Imperial Bank of Commerce, as syndication agent, First Union National Bank, as documentation agent and The First National Bank of Chicago, as administrative agent, as amended, supplemented or otherwise modified from time to time.

      "Other Objecting Lender": as defined in subsection 2.18(c).
       ----------------------

      "Participant": as defined in subsection 10.6(b).
       -----------

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to
       ----
Subtitle A of Title IV of ERISA.

      "Pennsylvania Transition Bond Statute": 66 Pa. C.S.A.ss. 2812 as in effect
       ------------------------------------
on the date hereof (a copy of which is attached hereto as Schedule III).

      "Person": an individual, partnership, corporation, business trust, joint
       ------
stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan": at a particular time, any employee benefit plan which is covered
       ----
by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pro-Forma Balance Sheet": as defined in subsection 4.1(b).
       -----------------------

      "Rating": at any time, the lowest rating (actual or implied) by either
       ------
Rating Agency of the senior, long-term, secured, non credit-enhanced debt of either ACE or Delmarva. For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating relating to either ACE or Delmarva (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating less than BBB, in the case of S&P, and less than Baa2, in the case of Moody's; (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different "Levels" (as set forth in the tables contained in the definitions of "Applicable Margin" and "Commitment Fee Rate"), the Rating shall be based on the lower of the two ratings; and (iii) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the "Rating" shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency, and, pending the effectiveness of any such amendment, the "Rating" shall be determined by reference to the "Rating" most recently in effect prior to such change or cessation.

      "Rating Agency": each of Moody's and S&P.
       -------------

      "Reference Lenders": initially, CIBC and First Chicago.
       -----------------

      "Register": as defined in subsection 10.6(d).
       --------

      "Regulation U": Regulation U of the Board of Governors of the Federal
       ------------
Reserve System as in effect from time to time.

      "Reimbursement Obligation": the obligation of the Borrower to reimburse
       ------------------------
the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

      "Reorganization": with respect to any Multiemployer Plan, the condition
       --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(b) of
       ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

      "Requirement of Law": as to any Person, the Certificate of Incorporation
       ------------------
and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer": each of the chief executive officer, the president
       -------------------
and the treasurer of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

      "S&P": Standard & Poor's Ratings Group.
       ---

      "Significant Subsidiary": as defined in Rule 1-02(w) under Regulation S-X
       ----------------------
of the United States Securities and Exchange Commission (or any successor), as the same may be amended or supplemented from time to time. Unless otherwise qualified, all references to a "Significant Subsidiary" or to "Significant Subsidiaries" in this Agreement shall refer to a Significant Subsidiary or Significant Subsidiaries of the Borrower.

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA,
       --------------------
but which is not a Multiemployer Plan.

      "Special Purpose Subsidiary": a direct or indirect wholly owned corporate
       --------------------------
Subsidiary of the Borrower, substantially all of the assets of which are Intangible Transition Property and proceeds thereof, formed solely for the purpose of holding such assets and issuing Transition Bonds and, which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

      "Subsidiary": as to any Person, a corporation, partnership or other entity
       ----------
of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and shall be deemed to include all Persons who will become Subsidiaries of the Borrower upon the consummation of the Merger, whether or not the Merger has been consummated.

      "Syndication Agent": Canadian Imperial Bank of Commerce, New York Agency
       -----------------
in its capacity as syndication agent and not in its individual capacity as a Lender.

      "Termination Date": February 3, 2003 or such later date to which the
       ----------------
Termination Date shall be extended in accordance with subsection 2.18.

      "Tranche": the collective reference to Eurodollar Loans or C/D Rate Loans
       -------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar
                                                                ----------
Tranches" or "C/D Rate Tranches", as applicable.
--------      -----------------

      "Transferee": as defined in subsection 10.6(f).
       ----------

      "Transition Bonds": bonds that are of a type similar to those described as
       ----------------
"transition bonds" in the Pennsylvania Transition Bond Statute and that are described in a public utility law applicable to the Borrower or any of its Subsidiaries adopted subsequent to the date hereof.

      "Type": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a
       ----
C/D Rate Loan.

      "Uniform Customs": the Uniform Customs and Practice for Documentary
       ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

      1.2 Other Definitional Provisions. (a) Unless otherwise specified therein,
          -----------------------------
all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto (other than the Letters of Credit).

      (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

      (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

      2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions
          ----------------------------
hereof, each Lender severally agrees to make revolving credit loans ("Loans") to
                                                                      -----
the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

      (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, (iii) C/D Rate Loans or (iv) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.2 and 2.7, provided that no Revolving Credit Loan shall be made as a
             --------
Eurodollar Loan or a C/D Rate Loan after the day that is one month or 30 days, respectively, prior to the Termination Date.

      2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow
          ----------------------------------------
under the Commitments during the Commitment Period on any Business Day, provided
                                                                        --------
that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., Chicago time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, (b) two Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially C/D Rate Loans, or (c) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans, C/D Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans or C/D Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., Chicago time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

      2.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent
          --------------
for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period through but excluding the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

      2.4 Termination or Reduction of Commitments. The Borrower shall have the
          ---------------------------------------
right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that no such termination or reduction shall be
                    --------
permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (a) the aggregate principal amount of the Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Commitments then in effect or (b) the Aggregate Availability would be less than zero. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

      2.5 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby
          ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                      ----- -----
obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").
                              ----

                  2.6 Optional Prepayments. The Borrower may at any time and
                      --------------------
from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, C/D Rate Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16 and accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  2.7 Conversion and Continuation Options. (a) The Borrower may
                      -----------------------------------
elect from time to time to convert Eurodollar Loans or C/D Rate Loans to ABR Loans, and/or to convert Eurodollar Loans or ABR Loans to C/D Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans
                         --------
or C/D Rate Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans or C/D Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided
                                                                      --------
that any such conversion of C/D Rate Loans may, subject to the third succeeding sentence, only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Business Day, such conversion shall be made on the next succeeding Business Day, and during the period from such last day to such succeeding Business Day such

Loans shall bear interest as if they were ABR Loans. All or any part of outstanding Eurodollar Loans, ABR Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar
                 --------
Loan or a C/D Rate Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan after the date that is one month or 30 days, respectively, prior to the Termination Date.

                  (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued
            --------
as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month or 30 days prior to, respectively, the Termination Date and provided, further, that if
                                                      --------
the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  2.8 Minimum Amounts and Maximum Number of Tranches. All
                      ----------------------------------------------
borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (i) each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) each C/D Rate Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 16 Eurodollar Tranches or 16 C/D Rate Tranches outstanding at any time.

                  2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan
                      --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each C/D Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the C/D Rate determined for such day plus the Applicable Margin.

                  (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee, (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or (v) any other Event of Default shall have occurred and be continuing, the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is
(x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

     (e) Interest shall be payable in arrears on each Interest Payment Date and on the Termination Date, provided that interest accruing pursuant to paragraph
                         --------
(d) of this subsection shall be payable from time to time on demand.

     2.10 Computation of Interest and Fees. (a) Commitment fees and, whenever it
          --------------------------------
is calculated on the basis of the Corporate Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate or of a C/D Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a written statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or (c).

     (c) If any Reference Lender shall for any reason no longer have a Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the approval of the Borrower) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

     (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.11, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

     2.11 Inability to Determine Interest Rate. If prior to the first day of
          ------------------------------------
any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the C/D Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate or the C/D Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans or C/D Rate Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans or C/D Rate Loans, as the case may be, that were to have been continued as such on such first day shall be converted on such day to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or C/D Rate Loans, as the case may be, shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans or C/D Rate Loans, as the case may be.

          2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off, counterclaim or other deduction and shall be made prior to 12:00 Noon, Chicago time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three

Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

          2.13 Illegality. Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Domestic Dollar Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

          2.14 Requirements of Law. (a) If the adoption of or any change in any
               -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan or C/D Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate or the C/D Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or C/D Rate Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable within 15 days following notification of such increased cost or reduced amount receivable pursuant to subsection 2.14(c) below, provided that such increased cost or reduced amount
                          --------
receivable shall be compensated only to the extent incurred during the 90 day period prior to the notification of the Borrower by such Lender of such increased cost or reduced amount receivable.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction within 15 days following notification of such reduction pursuant to subsection 2.14(c) below, provided that such reduction shall be compensated only to the
               --------
extent incurred during the 90 day period prior to the notification of the Borrower by such Lender of such reduction.

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.15 Taxes. (a) All payments made by the Borrower under this Agreement and
          -----
any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded
                                                                    ------------
Taxes") are required to be withheld from any amounts payable to the
-----
Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided,
                                                                       -------
however, that the Borrower shall not be required to increase any such amounts
-------
payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

     2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold
          ---------
each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or C/D Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or C/D Rate Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17 Change of Lending Office. Each Lender agrees that if it makes any
          ------------------------
demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.

     2.18 Extension of Maturity Date. (a) Not less than 60 days and not more
          --------------------------
than 90 days prior to the date that is one year prior to the Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrower may request an extension of such Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit B, which the Administrative Agent shall promptly furnish to each Lender. Each Lender shall, not less than 30 days and not more than 45 days prior to the date that is one year prior to the Termination Date then in effect, notify the Borrower and the Administrative Agent of its election to extend or not extend the Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Termination Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 30 days prior to the date that is one year prior to the Termination Date then in effect. If the then Majority Lenders shall approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant
                                     --------
to this subsection shall be for a maximum of one year and (ii) the Commitment of any Lender that does not consent in writing to such extension not less than 30 days and not more than 45 days prior to the date that is one year prior to the Termination Date then in effect (an "Objecting Lender") shall, unless earlier
                                     ----------------
terminated in accordance with this Agreement, expire on the Termination Date in effect on the date of such Extension Request (such Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting
                    --------------------------
Lender). If, not less than 30 days and not more than 45 days prior to the date that is one year prior to the Termination Date then in effect, the then Majority Lenders shall not approve in writing the extension of the Termination Date requested in an Extension Request, the Termination Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Lenders and the

Borrower of any extension of the Termination Date pursuant to this subsection and (z) the Borrower and each other Lender of any Lender which becomes an Objecting Lender.

     (b) Loans owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before such Commitment Expiration Date.

     (c) The Borrower may, at its sole expense and effort, upon notice to any Objecting Lender or any Lender who is an "Objecting Lender" as defined in the Other Credit Agreement (an "Other Objecting Lender") and the Administrative
                            ----------------------
Agent, require such Objecting Lender or Other Objecting Lender, as the case may be, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
             --------
written consent of the Administrative Agent and the Issuing Banks (unless such Objecting Lender or Other Objecting Lender is the Administrative Agent or an Issuing Bank, in which case its consent shall not be required), which consents shall not unreasonably be withheld, (ii) such Objecting Lender or Other Objecting Lender, as the case may be, shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

     (d) For a period of 90 days following any extension of the Termination Date pursuant to this subsection 2.18, the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent, cause additional banks or other financial institutions to become parties hereto as Lenders to replace the Commitments of Objecting Lenders no longer parties hereto, provided that the
                                                           --------
aggregate Commitments shall not exceed the aggregate Commitments existing prior to such extension. Such additional banks or other financial institutions shall be subject to the approval of the Administrative Agent and the Issuing Banks (the consent of which will not be unreasonably withheld) and shall become parties hereto by executing such supplements hereto as shall be satisfactory to the Borrower and the Administrative Agent. Upon any such bank or other financial institution so becoming a Lender the Borrower will effect such borrowings and prepayments as are necessary to cause all then outstanding Loans to be held ratably by all the Lenders.

     2.19 Telephonic Notices. The Borrower hereby authorizes the Lenders and the
          ------------------
Administrative Agent to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be a Responsible Officer or manager of corporate markets acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

                         SECTION 3. LETTERS OF CREDIT

     3.1 L/C Commitment.
         --------------

     (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the
                                    -----------------
Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank
                                                --------
shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or
(ii) the Available Commitment of any Lender would be less than zero.

     (b Each Letter of Credit shall:

     (i be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower or any Subsidiary, contingent or otherwise, and

     (ii expire no later than the earlier of (A) the date that is two years from the date of issue of such Letter of Credit and (B) the date which is ten days prior to the Termination Date.

     (c Anything in this Agreement to the contrary notwithstanding, the Existing L/Cs shall be deemed Letters of Credit issued hereunder on the Closing Date, unless such Existing L/Cs shall have been terminated prior to the Closing Date.

     (d Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (e) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2 Procedure for Issuance of Letters of Credit.
         -------------------------------------------

     The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all
         ----------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans hereunder which fee shall be payable to the Administrative Agent, to be shared ratably among the L/C Participants and to be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Bank for its own account an issuing fee with respect to each Letter of Credit issued by such Issuing Bank as set forth in that certain letter agreement among the Borrower, CIBC, First Chicago and First Chicago Capital Markets, Inc. dated November 17, 1997, or as otherwise agreed from time to time, on all outstanding letters of credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

     (b In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     3.4 L/C Participations.
         ------------------

     (a The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (b If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is not paid to the Issuing Bank when due but is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     (c Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing
Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided,
                                                               --------
however, that in the event that any such payment received by the Issuing Bank
-------
shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     3.5 Reimbursement Obligation of the Borrower.
         ----------------------------------------

     (a The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.

     (b Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

     (c Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection
2.2 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     3.6 Obligations Absolute.
         --------------------

     (a The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

     (b The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (subject, however, to the provisions of subsection 3.6(d)), or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

     (c The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

     (d The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

     3.7 Letter of Credit Payments.
         -------------------------

     If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     3.8 Application.
         -----------

     To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     4.1 Financial Condition. (a)(i) The consolidated balance sheet of AEI and
         -------------------
its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of AEI and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of AEI and its consolidated Subsidiaries as at September 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of AEI and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither AEI nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by AEI or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of AEI and its consolidated Subsidiaries at December 31, 1996. (ii) The consolidated balance sheet of Delmarva and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand L.L.P., copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Delmarva and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Delmarva and its consolidated Subsidiaries as at September 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Delmarva and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Delmarva nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by Delmarva or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Delmarva and its consolidated Subsidiaries at December 31, 1996.

     (b The unaudited pro forma balance sheets of the Borrower and its
                      ---------
consolidated Subsidiaries as at September 30, 1997, certified by a Responsible Officer of the Borrower (collectively, the "Pro Forma Balance Sheet"), copies of
                                            -----------------------
which have been furnished to each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date) to the Merger and the incurrence of the Loans hereunder. The Pro Forma Balance Sheet, together with the notes thereto, was prepared in accordance with GAAP and reflects on a pro forma basis the financial position of the Borrower and its consolidated Subsidiaries as at January 1, 1998, as adjusted as described above, assuming that the events specified in the preceding sentence had actually occurred at such date.

     (c The projections, certified by a Responsible Officer of the Borrower, by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the five fiscal years following the consummation of the Merger, copies of which have heretofore been furnished to each Lender (collectively, the "Five-Year Projections"), have been prepared on the basis of
                    ---------------------
sound financial planning practice and the Borrower has no reason to believe they are incorrect or misleading in any material respect.

     4.2 No Change. Since September 30, 1997 there has been no development or
         ---------
event which has had or could reasonably be expected to have a Material Adverse Effect.

     4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its
         ----------------------------------------
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply with clauses (a) through (d) above would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.4 Corporate Power; Authorization; Enforceable Obligations. (a) The
         -------------------------------------------------------
Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and each other Loan Document and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and each other Loan Document and to authorize the execution, delivery and performance of this Agreement, the Notes and the Applications and each other Loan Document to which it is a party.

     (b Except for consents, authorizations, approvals, notices and filings described on Schedule 4.4, all of which have been obtained, made or waived, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority (including, without limitation, the United States Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended) or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document.

     (c This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower.

     (d This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     4.5 No Legal Bar. The execution, delivery and performance of this
         ------------
Agreement, any Applications and any Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     4.6 No Material Litigation. Except as heretofore disclosed to the Lenders
         ----------------------
by the Borrower (a) in its financial statements referred to in subsection 4.1 or
(b) in quarterly or other periodic reports filed with the United States Securities and Exchange Commission copies of which have been delivered to the Lenders prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues which could reasonably be expected to have a Material Adverse Effect.

     4.7 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries
         ----------------------------
has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent that the failure to have such title or leasehold interest could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by subsection 7.2.

     4.8 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to
         -----
be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), except to the extent that the failure to file such tax returns or pay such taxes, fees and other charges would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.9 Federal Regulations. No part of the proceeds of any Loans will be used
         -------------------
in any manner that would result in a violation of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     4.10 ERISA. Neither a Reportable Event nor an "accumulated funding
          -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     4.11 Investment Company Act. The Borrower is not an "investment company",
          ----------------------
or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     4.12 Purpose of Loans. The proceeds of the Loans shall be used by the
          ----------------
Borrower for general corporate purposes.

     4.13 Environmental Matters. In the ordinary course of its business, the
          ---------------------
officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

                         SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to Effectiveness. The effectiveness of the Loan
              ---------------------------
Documents is subject to the satisfaction of the following conditions precedent:

          (a Loan Documents. The Administrative Agent shall have received (i)
             --------------
     this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a copy for each Lender and (ii) for the account of each Lender which shall have delivered to the Administrative Agent a request therefor, a Note, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b Corporate Proceedings of the Borrower. The Administrative Agent
             -------------------------------------
     shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c Corporate Documents. The Administrative Agent shall have received,
             -------------------
     with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Effective Date as complete and correct copies thereof by the Secretary or Assistant Secretary of the Borrower.

          (d Borrower Incumbency Certificate. The Administrative Agent shall
             -------------------------------
     have received, with a copy for each Lender, a Certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (e Fees. The Administrative Agent (for its own account or for that of
             ----
     the Lenders) shall have received the fees to be received on the Effective Date.

          (f Other Credit Agreement. The Other Credit Agreement shall have
             ----------------------
     become effective simultaneously with the effectiveness of this Agreement.

          (g Investment Strategy. The Administrative Agent shall have received,
             -------------------
     with a copy for each Lender, a copy of the Borrower's "Investment Strategy" relating to the non-regulated businesses of the Borrower and its Subsidiaries (the "Investment Strategy") satisfactory in form and substance
                        -------------------
     to the Administrative Agent.

          (h Pro-Forma Balance Sheet. The Administrative Agent shall have
             -----------------------
     received, with a copy for each Lender, the Pro-Forma Balance Sheet.

          (i Five-Year Projections. The Administrative Agent shall have
             ---------------------
     received, with a copy for each Lender, the Five-Year Projections.

          (j Other Matters. The Administrative Agent shall have received, with a
             -------------
     copy for each Lender, such other approvals, opinions and documents as the Administrative Agent may reasonably request.

          5.2 Conditions to Initial Extension of Credit. The agreement of each
              -----------------------------------------
Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a Merger. The Administrative Agent shall have received evidence, in
             ------
     form and substance satisfactory to it, that the Merger shall have been completed on the terms described in the Borrower's Application-Declaration on Form U-1, as amended, filed with the Securities and Exchange Commission under Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended, seeking approvals relating to the acquisition by the Borrower of securities of Delmarva and merger into the Borrower of Atlantic Energy, Inc., a New Jersey corporation and parent of ACE, and for other related transactions.

          (b Existing Obligations. The Administrative Agent shall have received
             --------------------
     satisfactory evidence that the obligations of each of the Borrower, ACE and Delmarva and their Subsidiaries under those existing bank credit agreements set forth on Schedule 5.2(b) shall be terminated upon the payment of all amounts due and payable thereunder and that all such amounts shall have been paid in full or shall be paid in full with the proceeds of the initial extensions of credit hereunder.

          (c Consents, Licenses and Approvals. The Administrative Agent shall
             --------------------------------
     have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in subsection 4.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

          (d Legal Opinion. The Administrative Agent shall have received, with a
             -------------
     copy for each Lender, the executed legal opinion of James E. Franklin II, Vice President, Secretary and General Counsel of the Borrower, substantially in the form of Exhibit C; such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          5.3 Conditions to Each Extension of Credit. The agreement of each
              --------------------------------------
Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a Representations and Warranties. Each of the representations and
             ------------------------------
     warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date).

          (b No Default. No Default or Event of Default shall have occurred and
             ----------
     be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c Additional Matters. All corporate and other proceedings, and all
             ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or issuance that the conditions contained in this subsection 5.3 have been satisfied. A drawing under a Letter of Credit does not, in and of itself, constitute a borrowing hereunder.


                        SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to each Lender:
              --------------------

          (a as soon as available, but in any event within 95 days after the end of each fiscal year of each of the Borrower, ACE and Delmarva, a copy of the consolidated balance sheets of each of the Borrower, ACE and Delmarva and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

          (b as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of each of the Borrower, ACE and Delmarva, the unaudited consolidated balance sheets of each of the Borrower, ACE and Delmarva and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information. Furnish to each Lender:
              -------------------------------

          (a concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c (i) promptly upon becoming available, copies of all financial statements and reports which the Borrower sends to its stockholders, (ii) promptly upon becoming available, copies of all financial statements, reports and registration and proxy statements which the Borrower, ACE or Delmarva may make to, or file with, the United States Securities and Exchange Commission or any successor or analogous Governmental Authority and (iii) promptly upon becoming available, copies of any prospectus or offering memorandum relating to new securities or material corporate transactions of the Borrower, ACE, Delmarva or their Subsidiaries not otherwise furnished pursuant to clause (ii) above;

          (d promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or
              ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (b) to the extent that the failure to pay, discharge or otherwise satisfy such obligations would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          6.4 Conduct of Business and Maintenance of Existence. Continue to
              ------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence (except as may result from the Merger) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsections 7.3 or 7.4; comply with all Contractual Obligations and Requirements of Law, including, without limitation, all ERISA and tax laws and all Environmental Laws, except to the extent that failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. Keep all property useful and
              ----------------------------------
necessary in its business (other than property sold as permitted by subsection 7.4) in good working order and condition and maintain with financially sound and reputable insurance companies insurance on all its property (with usual self-insured retentions) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, except to the extent that the failure to keep such property in good working order and condition or to maintain such insurance would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and furnish to each Lender, upon written request, full information as to the insurance carried.

          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep
              ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired and upon two days prior written request to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          6.7 Notices. Promptly give notice to the Administrative Agent and each
              -------
Lender of:

          (a the occurrence of any Default or Event of Default;

          (b the occurrence of any development or event that would cause the representation in subsection 4.10 to be false if such representation were made at the time of or immediately after the occurrence of such development or event;

          (c any change in the rating (actual or implied) by any Rating Agency of the senior, long-term, secured, non credit-enhanced debt of either ACE or Delmarva; and

          (d any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          6.8 Investment Strategy. Comply in all material respects with the
              -------------------
Investment Strategy.

          6.9 Termination of Existing Bank Credit Agreements. Use its best
              ----------------------------------------------
efforts to terminate all agreements listed on Schedule 6.9 as soon as practicable following the initial extension of credit hereunder.

                          SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Maintenance of Indebtedness to Capitalization Ratio. Permit the
              ---------------------------------------------------
ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization at the end of any fiscal quarter of the Borrower to be greater than .65 to 1.00.

          7.2 Limitation on Liens. Create, incur, assume or suffer to exist any
              -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, including, without limitation, any Lien upon the Capital Stock of ACE or Delmarva, except for:

          (a Liens on assets of ACE and Delmarva and their respective Subsidiaries.

          (b Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (c carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (d pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (e deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (g Liens on assets in existence on the date hereof listed on Schedule 7.2, provided that no such Lien is spread to cover any additional property
          --------
     after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (h Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided
                                                                     --------
     that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

          (i Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof, provided that (i) such Liens existed at
                                       --------
     the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased; and

          (j Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $10,000,000 in aggregate amount at any time outstanding; and

          (k Liens granted by a Special Purpose Subsidiary to secure Nonrecourse Transition Bond Debt of such Special Purpose Subsidiary.

          7.3 Limitation on Fundamental Changes. Enter into any merger,
              ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the
                                                       --------
     Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that
                                                                --------
     the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower;

          (c so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Significant Subsidiary may merge or consolidate with any other Person so long as such Significant Subsidiary shall be the surviving entity; and

          (d as may result from the Merger.

          7.4 Limitation on Sale of Assets. Convey, sell, lease, assign,
              ----------------------------
transfer or otherwise dispose of all or any substantial part of its property, business or assets, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (a so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale of the Capital Stock or assets of any Subsidiary other than a Significant Subsidiary, provided that
                                                                   --------
     the fair market value of all sales pursuant to this subsection 7.4(a) shall not exceed $10,000,000 in the aggregate;

          (b so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale of that certain centralized steam and chilled water production facility located on an approximately three-quarter acre site on the northeastern corner of the intersection of Atlantic and Ohio Avenues in Atlantic City, New Jersey and related distribution facilities;

          (c so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale of the assets of any Significant Subsidiary, provided that the book value of all sales by such
                             --------
     Significant Subsidiary pursuant to this subsection 7.4(c) shall not, in the aggregate, exceed 10% of the book value of the assets of such Significant Subsidiary as of December 31, 1997;

          (d so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale of the assets of any Significant Subsidiary not otherwise permitted pursuant to subsections 7.4(b) or 7.4(c), provided that such sale shall be with the written consent
                       --------
     of the Majority Lenders pursuant to subsection 10.1, which consent shall not be unreasonably withheld; and

          (e as permitted by subsection 7.3.

          7.5 Maintenance of Aggregate Availability. Issue any commercial paper
              -------------------------------------
if, after giving effect thereto, the Aggregate Availability would be less than zero.


                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 7; or

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period commencing on the earlier of (i) the first date on which a Responsible Officer of the Borrower first learns of such default and (ii) the date of receipt by the Borrower of notice thereof from the Administrative Agent or any Lender and ending on the date which is 30 days thereafter (or, in the case of any default under subsections 6.3 through 6.5 or 6.6(a) which is capable of being remedied, ending on the date on which the Borrower shall no longer be continuing good faith efforts to remedy such default); or

          (e) The Borrower or any of its Significant Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default
                     --------  -------
     shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least (A) $10,000,000, in the case of Indebtedness and/or Guarantee Obligations of the Borrower and any of its Significant Subsidiaries other than ACE and Delmarva, or (B) $25,000,000, in the case of Indebtedness and/or Guarantee Obligations of ACE or Delmarva; or

          (f) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 consecutive days from the entry thereof; or
     (iv) the Borrower or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of at least (i) $10,000,000, in the case of judgments and decrees entered against the Borrower and any of its Significant Subsidiaries other than ACE or Delmarva, or (ii) $25,000,000, in the case of judgments and decrees entered against ACE or Delmarva, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 consecutive days from the entry thereof; or

          (i) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 30% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors or
     (iii) at any time after the Merger, the Borrower shall cease to own directly or indirectly, free and clear of all Liens or other encumbrances, 100% of the outstanding shares of voting stock of ACE and Delmarva on a fully diluted basis; "Continuing Directors" shall mean the directors of the
                           --------------------
     Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                              SECTION 9. THE AGENTS

             9.1 Appointment; Nature of Relationship. The First National Bank of
                 -----------------------------------
Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Section 9. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

             9.2 Powers. The Administrative Agent shall have and may exercise
                 ------
such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

             9.3 General Immunity. Neither the Administrative Agent nor any of
                 ----------------
its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

             9.4 No Responsibility for Loans, Recitals, etc. Neither the
                 ------------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 5, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith (except as may relate to the execution by the Administrative Agent of any Loan Document); (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

             9.5 Action on Instructions of Lenders. The Administrative Agent
                 ---------------------------------
shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

             9.6 Employment of Administrative Agents and Counsel. The
                 -----------------------------------------------
Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

             9.7 Reliance on Documents; Counsel. The Administrative Agent shall
                 ------------------------------
be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

             9.8 Administrative Agent's Reimbursement and Indemnification. The
                 --------------------------------------------------------
Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the

Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent
--------
any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this subsection 9.8 shall survive payment of the Obligations and termination of this Agreement.

             9.9 Notice of Default. The Administrative Agent shall not be deemed
                 -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

             9.10 Rights as a Lender. In the event the Administrative Agent is a
                  ------------------
Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

             9.11 Lender Credit Decision. Each Lender acknowledges that it has,
                  ----------------------
independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

             9.12 Successor Administrative Agent. The Administrative Agent may
                  ------------------------------
resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Majority Lenders, such removal to be effective on the date specified by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from any future duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Section 9 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

             9.13 Administrative Agent's Fee. The Borrower agrees to pay to the
                  --------------------------
Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to that certain letter agreement among the Borrower, CIBC, First Chicago and First Chicago Capital Markets, Inc. dated November 17, 1997, or as otherwise agreed in writing from time to time.

             9.14 Delegation to Affiliates. The Borrower and the Lenders agree
                  ------------------------
that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Sections 9 and 10.

             9.15 The Syndication Agent, the Documentation Agent and the
                  ----------------------------------------------
Arrangers. Neither the Syndication Agent, the Documentation Agent nor any
---------
Arranger, in such capacities, shall have any duties, responsibilities, obligations, liabilities or functions under this Agreement or the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

             10.1 Amendments and Waivers. Neither this Agreement nor any other
                  ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or
--------  -------
modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof or any Reimbursement Obligation with respect to any Letter of Credit, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend any provision of
Section 3 or any Application without the written consent of the Issuing Banks, or (iv) amend, modify or waive any provision of Section 9 or any other provision relating to the Administrative Agent without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

             10.2 Notices. Except as provided in subsection 2.19, all notices,
                  -------
requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in its Administrative Questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:          Conectiv, Inc.
                           800 King Street
                           P.O. Box 231
                           Wilmington, Delaware 19899
                           Attention:  Stephanie M. Scola
                           Fax:  (302) 429-3188

    The Administrative
      Agent:               The First National Bank of Chicago
                           One First National Plaza
                           Chicago, Illinois 60670
                           Attention:  Ken Bauer
                           Fax:  (312) 732-3055

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7 or 2.12 shall not be effective until received.

             10.3 No Waiver; Cumulative Remedies. No failure to exercise and no
                  ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

             10.4 Survival of Representations and Warranties. All
                  ------------------------------------------
representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

             10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay
                  -----------------------------
or reimburse each of the Arrangers, the Syndication Agent, and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to each of the Arrangers, the Syndication Agent, and the Administrative Agent, (b) to pay or reimburse each Lender, each of the Arrangers, the Syndication Agent, and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to each of the Arrangers, the Syndication Agent, and the Administrative Agent, (c) to pay, indemnify, and hold each Lender, and each of the Arrangers, the Syndication Agent, and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, and each of the Arrangers, the Syndication Agent, and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent, the Syndication Agent, the Arrangers or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Syndication Agent, the Arrangers or any such Lender, as applicable. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

             10.6 Successors and Assigns; Participations and Assignments. (a)
                  ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

             (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any
                                  ------------
Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that, in
                                                             --------
the case of any such sale of a participating interest, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Administrative Agent). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of
                                         --------
subsection 2.15, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to
                    --------  -------
receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

             (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Borrower, each Issuing Bank and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under
                 --------
this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower, each Issuing Bank and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such
                                          --------
assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

             (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders
      --------
and the Commitment of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

             (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

             (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee,
                                  ----------
subject to the provisions of subsection 10.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

             (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

             10.7 Adjustments; Set-off. (a) If any Lender (a "benefitted
                  --------------------                        ----------
Lender") at any time shall receive any payment of all or part of its Loans or
------
the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess
                --------  -------
payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

             (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency or Affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice
                                 --------
shall not affect the validity of such set-off and application.

             10.8 Counterparts. This Agreement may be executed by one or more of
                  ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

             10.9 Severability. Any provision of this Agreement which is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             10.10 Integration. This Agreement and the other Loan Documents
                   -----------
represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

             10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                   -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

             10.12 Submission To Jurisdiction; Waivers. The Borrower hereby
                   -----------------------------------
irrevocably and unconditionally:

             (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

             (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

             (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

             (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

             (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

             10.13 Nonliability of Lenders. The relationship between the
                   -----------------------
Borrower on the one hand and the Lenders and the Administrative Agent and the Syndication Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Syndication Agent, the Arrangers nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Syndication Agent, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Syndication Agent, the Arrangers nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

             10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT
                   ---------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

             10.15 Confidentiality. Each Lender agrees to keep confidential all
                   ---------------
non-public information provided to it by the Borrower pursuant to this Agreement that is known to be or is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such
--------
information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply in a binding written agreement (which may be in a form similar to Exhibit E hereto) with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors that need to know such information, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender,
(v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with any legal proceeding brought in connection with the exercise of any remedy hereunder.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               CONECTIV, INC.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               THE FIRST NATIONAL BANK OF CHICAGO
                                as Administrative Agent, and as a Lender


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               CIBC, INC.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               FIRST UNION NATIONAL BANK


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               CORESTATES BANK, N.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               FLEET BANK


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               NATIONSBANK, N.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               UNION BANK OF CALIFORNIA, N.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               THE BANK OF NEW YORK


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               FIRST NATIONAL BANK OF MARYLAND


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               MELLON BANK, N.A.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               WILMINGTON TRUST COMPANY


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               BAYERISCHE LANDESBANK GIROZENTRALE
                                CAYMAN ISLANDS BRANCH


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               DEN DANSKE BANK AKTIESELSKAB,
                                 CAYMAN ISLANDS BRANCH


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               BANCA MONTE DEI PASCHI DI SIENA S.P.A.
                                NEW YORK BRANCH


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               BANCA POPOLARE DI MILANO, NEW YORK


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               ABU DHABI INTERNATIONAL BANK, INC.


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               BANK OF MONTREAL


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               THE LONG TERM CREDIT BANK OF JAPAN, LIMITED
                                NEW YORK BRANCH


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               THE SANWA BANK, LIMITED,
                                NEW YORK BRANCH


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                               SUMMIT BANK


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